Exhibit 10

SEVENTH AMENDMENT AGREEMENT

This SEVENTH AMENDMENT AGREEMENT (this “Amendment”) is made as of the 13th day of August, 2007 between PINNACLE DATA SYSTEMS, INC., an Ohio corporation (“Borrower), and KEYBANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

WHEREAS, Borrower and Lender are parties to that certain Business Loan Agreement (Asset Based), dated as of November 19, 2003, that provides, among other things, for revolving loans aggregating Eleven Million Dollars ($11,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Loan Agreement”);

WHEREAS, Borrower and Lender desire to amend the Loan Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, unless otherwise specifically provided herein, the provisions of the Loan Agreement revised herein are amended effective as of the date of this Amendment; and

WHEREAS, each capitalized term used herein and defined in the Loan Agreement, but not otherwise defined herein, shall have the meaning given such term in the Loan Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Borrower and Lender agree as follows:

1. Amendment to Definitions. The Definitions section of the Loan Agreement is hereby amended to delete the definitions of “Borrowing Base”, “Eligible Accounts”, “Eligible Inventory” and “Term Loan” therefrom and to insert in place thereof, respectively, the following:

Borrowing Base. “Borrowing Base” means, as determined by Lender from time to time, the lesser of:

(a)	the Maximum Revolving Amount; or

(b)	the sum of:

(i) up to eighty-five percent (85%) of the aggregate amount of Eligible Accounts; plus

(ii) the lesser of:

(A) Six Million Dollars ($6,000,000); or

(B) the greater of (1) up to twenty-five percent (25%) of the lower of cost or market value (determined on an average cost basis in accordance with GAAP) of the aggregate amount of Eligible Inventory, or

(2) up to eighty-five (85%) of the appraised net orderly liquidation value (based on an appraisal acceptable to Lender) of the aggregate amount of Eligible Inventory; plus

(iii) Two Million Dollars ($2,000,000); minus

(iv) the outstanding principal balance of the Term Loan; minus

(v) Reserves, if any;

provided that, anything herein to the contrary notwithstanding, Lender shall at all times, in its reasonable credit judgment, have the right to modify or reduce such percentages from time to time, including adjustments made pursuant to any appraisal results.

Eligible Accounts. “Eligible Account” means an Account that is an account receivable (i.e., each specific invoice) of Borrower that, at all times until it is collected in full, continuously meets the following requirements:

(a) is not subject to any claim for credit, allowance or adjustment by the Account Debtor or any defense, dispute, set-off or counterclaim; provided that, with respect to any set-off against an Account owed by Sun Microsystems, Inc., only the portion of the Account that is subject to the set-off shall be excluded;

(b) arose in the ordinary course of business of Borrower from the performance of services or bona fide sale of goods that have been shipped or otherwise delivered to the Account Debtor, and (i) not more than ninety (90) days have elapsed since the invoice date, and (ii) not more than sixty (60) days have elapsed since the date payment was due;

(c) is not owing from an Account Debtor with respect to which Borrower has received any notice or has any knowledge of insolvency, bankruptcy, or material financial impairment, or that has suspended normal business operations, dissolved, liquidated or terminated its existence;

(d) is not subject to an assignment, pledge, claim, mortgage, lien or security interest of any type except that granted to or in favor of Lender;

(e) does not relate to any goods repossessed, lost, damaged, rejected or returned, or acceptance of which has been revoked or refused, to the extent of the amount of such matters;

(f) is not evidenced by a promissory note or any other instrument or by chattel paper;

(g) has not been determined by Lender to be unsatisfactory in any respect in the exercise of its reasonable credit judgment;

(h) is not a Government Account Receivable, unless the security interest of Lender in such Government Account Receivable is filed in accordance with the Federal Assignment of Claims Act;

(i) is not owing from an affiliate, a shareholder or an employee of Borrower;

(j) is not owing from an Account Debtor that has failed to pay more than twenty-five percent (25%) of its currently outstanding accounts receivable within (i) ninety (90) days of the invoice date, or (ii) sixty (60) days of the date payment was due;

(k) with respect to an Account Debtor (other than Sun Microsystems, Inc.) that, together with its affiliates, owes Borrower more than twenty-five percent (25%) of all Accounts, is not the portion of the accounts receivable of Borrower that represents the excess of twenty-five percent (25%) of such accounts receivable;

(l) is an Account in which Lender has a valid and enforceable first security interest;

(m) has arisen in connection with sales of goods that were not shipped or delivered to an Account Debtor on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding;

(n) is not subject to any provision expressly prohibiting assignment of the Account or requiring notice of or consent to such assignment;

(o) is not owing from an Account Debtor located in a state that requires that Borrower, in order to sue any Person in such state’s courts, to either (i) qualify to do business in such state or (ii) file a report with the taxation division of such state for the then current year, unless, in each case, Borrower has fulfilled such requirements to the extent applicable for the then current year;

(p) is not owing from an Account Debtor located in Minnesota, unless Borrower has filed all legally required Notice of Business Activities Reports with the Minnesota Department of Revenue;

(q) is not an Account with respect to which any of the representations, warranties, covenants and agreements contained in this Agreement or any of the Related Documents are not or have ceased to be complete and correct in all material respects, or have been breached;

(r) is not an Account that represents a progress billing or an account that has had the time for payment extended by Borrower without the consent of Lender (for the purposes hereof, “progress billing” means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon Borrower’s completion of any further performance under the contract or agreement);

(s) is not owing from an Account Debtor that is also a supplier to or creditor of Borrower to the extent of the amount owing to such supplier or creditor; and

(t) does not represent a manufacturer’s or supplier’s credits, discounts, incentive plans or similar arrangements entitling Borrower to discounts on future purchases therefrom.

Eligible Inventory. “Eligible Inventory” means all Inventory of Borrower in which Lender has a valid and enforceable first security interest, except Inventory that:

(a) is located outside of the United States;

(b) is in the possession of a bailee, consignee or other third party in possession of Inventory of Borrower, unless (i) reserves, satisfactory to Lender, have been established with respect thereto; or (ii) (A) with respect to a processor or bailee, an acknowledged processor’s waiver (or bailee’s waiver) has been received by Lender, (B) such third party is listed on Schedule 1 attached hereto, or Lender has received prior written notice of such third party location, (C) if required by Lender, proper notice has been given to all secured parties of such third party that have filed U.C.C. Financing Statements claiming a security interest in such third party’s inventory, and (D) Borrower has filed appropriate U.C.C. Financing Statements to protect its interest therein, in form and substance satisfactory to Lender;

(c) is located on facilities leased by Borrower, unless an acknowledged Landlord’s Waiver has been received by Lender within forty-five (45) days after the Seventh Amendment Effective Date, or reserves, satisfactory to Lender, have been established with respect thereto;

(d) is slow-moving, damaged, defective or obsolete;

(e) consists of (i) goods not held for sale, such as labels, maintenance items, supplies (other than shop supply inventory) and packaging, or (ii) Inventory used in connection with research and development;

(f) is held for return to vendors;

(g) is subject to a Lien in favor of any Person other than Lender;

(h) has been historically categorized as “inventory reserve” by Borrower on balance sheets provided to Lender prior to the Seventh Amendment Effective Date; or

(i) is determined by Lender to be unsatisfactory in any respect, in the exercise of its reasonable credit judgment.

Term Loan. “Term Loan” means the Four Million Dollars ($4,000,000) loan made by Lender to Borrower pursuant to the $4,000,000 Promissory Note from Borrower to Lender dated September 28, 2006, as the same was replaced by a new $4,000,000 Promissory Note from Borrower to Lender dated August 13, 2007 (as the same may from time to time be amended, restated, otherwise modified or replaced).

2. Additions to Definitions. The Definitions section of the Loan Agreement is hereby amended to add the following new definitions thereto:

Account Debtor. “Account Debtor” means any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any Guarantor thereof.

Borrowing Base Certificate. “Borrowing Base Certificate” means a Borrowing Base Certificate, in the form of the attached Exhibit A, which exhibit shall be in incorporated into this Agreement by reference hereto.

Cash Collateral Account. “Cash Collateral Account” means a commercial deposit account designated “cash collateral account” and maintained by Borrower with Lender, without liability by Lender to pay interest thereon, from which account Lender shall have the exclusive right to withdraw funds until all of the Indebtedness is paid in full.

Collection. “Collection” means any payment made from an Account Debtor to Borrower including, but not limited to, cash, checks, drafts and any other form of payment.

Controlled Disbursement Account. “Controlled Disbursement Account” means a commercial deposit account designated “controlled disbursement account” and maintained by Borrower with Lender, without liability by Lender to pay interest thereon.

Deposit Account. “Deposit Account” means (a) a deposit account, as defined in the U.C.C., (b) any other deposit account, and (c) any demand, time, savings, checking, passbook or similar account maintained with a bank, savings and loan association, credit union or similar organization.

Environmental Laws. “Environmental Laws” means all provisions of law (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, orders-in-council, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by a Governmental Authority or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning environmental health or safety and protection of, or regulation of the discharge of substances into, the environment.

Government Account Receivable. “Government Account Receivable” means an Account that arises out of contracts with or orders from the United States or any of its departments, agencies or instrumentalities and that is subject to the Federal Assignment of Claims Act.

Governmental Authority. “Governmental Authority” means any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization exercising such functions.

Guarantor. “Guarantor” means a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

Landlord’s Waiver. “Landlord’s Waiver” means a landlord’s waiver or mortgagee’s waiver, each in form and substance satisfactory to Lender, delivered by Borrower in connection with this Agreement, as such waiver may from time to time be amended, restated or otherwise modified.

Lien. “Lien” means any mortgage, deed of trust, security interest, lien (statutory or other), charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, leasing (other than operating leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

Master Agreement. “Master Agreement” means that Master Agreement entered into between Borrower and Lender in connection with the cash management services undertaken by Lender on behalf of Borrower.

Maximum Revolving Amount. “Maximum Revolving Amount” means Eleven Million Dollars ($11,000,000).

Minimum EBITDAR. “Minimum EBITDAR” means, for any period, as determined on a consolidated basis and in accordance with GAAP, net earnings of Borrower for such period, plus the aggregate amounts deducted in determining such net earnings in respect of (a) income taxes, (b) interest expense, (c) depreciation and amortization charges, and (d) Restructuring Expenses.

Operating Account. “Operating Account” means a commercial deposit account designated “operating account” and maintained by Borrower with Lender, without liability of Lender to pay interest thereon, from which account Borrower shall have the right to withdraw funds until Lender terminates such right after the occurrence of a Default or an Event of Default.

Person. “Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity.

Reserves. “Reserves” means any amount that Lender reserves, without duplication, pursuant to the Section hereof titled “Establishment of Reserves”, against the Borrowing Base.

Restructuring Expenses. “Restructuring Expenses” means, for any period, one-time expenses (including legal, inventory appraisal and consultant fees) incurred by Borrower during such period in connection with any restructuring of Borrower.

Security Account. “Security Account” means a commercial deposit account maintained with Lender, without liability by Lender to pay interest thereon, as described in subpart (e) of the Cash Management System section.

Seventh Amendment Effective Date. “Seventh Amendment Effective Date” means August 13, 2007.

U.C.C. “U.C.C.” means the Uniform Commercial Code, as in effect from time to time in Ohio.

U.C.C. Financing Statement. “U.C.C. Financing Statement” means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time, in the relevant state or states.

3. Amendment to Financial Statements. The Affirmative Covenants – Financial Statements section of the Loan Agreement is hereby amended to delete the subsection titled “Borrowing Base Report” therefrom and to insert in place thereof the following:

Borrowing Base Report. Every Thursday of each week (for the seven-day period ending on the previous Saturday), a Borrowing Base Certificate.

4. Amendment to Financial Covenants. The Loan Agreement is hereby amended to delete the Financial Covenants section therefrom in its entirety and to insert in place thereof the following:

FINANCIAL COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not:

Minimum EBITDAR. Suffer or permit at any time the Minimum EBITDAR to be less than (a) on August 31, 2007, Four Hundred Ninety-Six Thousand Dollars ($496,000) for the calendar month ending August 31, 2007, (b) on September 30, 2007, One Million Two Hundred Fifty-Five Thousand Dollars ($1,255,000) for the two calendar months ending September 30, 2007, and (c) on October 31, 2007, One Million Three Hundred Thirty Thousand Dollars ($1,330,000) for the three calendar months ending October 31, 2007.

5. Addition of Covenants. The Loan Agreement is hereby amended to add the following new covenant section thereto:

FEDERAL INCOME TAX REFUND. Borrower shall cause, within five days from receipt, the federal income tax refund of Borrower for the fiscal year of Borrower ending December 31, 2006, to be deposited directly to an account of Borrower held with Lender, to be applied by Lender, in its sole discretion, to any indebtedness or other obligations owed by Borrower to Lender.

6. Addition of Reserves Provision. The Loan Agreement is hereby amended to add the following new section thereto:

ESTABLISHMENT OF RESERVES. Lender shall have the right, from time to time, in the good faith exercise of its reasonable credit judgment (consistent with the asset-based nature of this credit), to establish Reserves in such amounts and with respect to such matters as Lender deems necessary or appropriate, and to increase or decrease such Reserves. In exercising such reasonable credit judgment, Lender may take into account factors which (a) will or could reasonably be expected to adversely affect the value of any Collateral, the enforceability or priority of the Liens of Lender or the amount that Lender would be likely to receive in the liquidation of such Collateral, or (b) may demonstrate that any collateral report or financial information concerning Borrower is incomplete, inaccurate or misleading in any material respect. In exercising such reasonable credit judgment, Reserves may be established against anticipated obligations, contingencies or conditions affecting Borrower, including (i) tax liabilities and other obligations owing to Governmental Authorities, (ii) asserted litigation liabilities, (iii) anticipated remediation for compliance with Environmental Laws, and (iv) obligations owing to any lessor of real property, any warehouseman or any mortgagor on third-party mortgaged sites. Reserves may also be established with respect to the dilution of Accounts and as a result of inventory appraisals.

7. Addition of Cash Management System Requirement and Application of Collections. The Loan Agreement is hereby amended to add the following new sections thereto:

CASH MANAGEMENT SYSTEM. Borrower shall establish and maintain, until the payment in full of the Indebtedness and the termination of the commitment of Lender to advance funds under this Agreement, the cash management systems described below:

(a) Lockbox. Not later than the Seventh Amendment Effective Date, Borrower shall (i) establish a lockbox arrangement with Lender (the “Lockbox”), which shall be governed by a Master Agreement, and, within ten days after the Seventh Amendment Effective Date, shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward all Collections directly to the Lockbox (if Borrower fails to notify any Account Debtor to remit all such Collections to the

Lockbox, Lender shall be entitled to make such notification), (ii) hold in trust for Lender, all checks, cash and other items of payment received by Borrower, and (iii) not commingle any Collections with any other funds or property of Borrower, but will hold such funds separate and apart in trust and as fiduciary for Lender until deposit is made into the Cash Collateral Account.

(b) Cash Collateral Account. Not later than the Seventh Amendment Effective Date, Borrower shall have established a Cash Collateral Account with Lender. All Collections from sales of Inventory or from Account Debtors sent to the Lockbox shall be deposited directly on a daily basis, and in any event no later than the first Business Day after the date of receipt thereof, into the Cash Collateral Account in the identical form in which such Collections were made (except for any necessary endorsements) whether by cash or check. All amounts deposited in the Cash Collateral Account from the Lockbox or any other source shall be under the sole and exclusive control of Lender. Borrower shall have no interest in or control over such funds. The Cash Collateral Account shall not be subject to any deduction, set off, banker’s lien or any other right in favor of any Person other than Lender.

(c) Operating Account. Borrower shall maintain, in its name, an Operating Account with Lender, into which Lender shall, from time to time, deposit proceeds of Advances made to Borrower for use by Borrower in accordance with this Agreement. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made under this Agreement shall be deposited into the Operating Account. Borrower shall not accumulate or maintain cash in the Operating Account or payroll or other such accounts, as of any date of determination, in excess of checks outstanding against the Controlled Disbursement Account (or Controlled Disbursement Accounts) and other Deposit Accounts approved by Lender (such as medical benefit accounts, flexible spending accounts and automated clearing house accounts) as of that date, and amounts necessary to meet minimum balance requirements.

(d) Controlled Disbursement Account. Borrower shall maintain a Controlled Disbursement Account with Lender. Borrower may maintain more than one Controlled Disbursement Account. Borrower shall base its requests for Advances on, among other things, the daily balance of the Controlled Disbursement Account (or Controlled Disbursement Accounts). Borrower shall not maintain cash in any Controlled Disbursement Account, as of any date of determination, in excess of checks outstanding against such account as of that date, and amounts necessary to meet minimum balance requirements.

(e) Lockbox and Security Accounts. The lockbox established pursuant to the Lockbox Agreement and the Cash Collateral Account, the Operating Account and the Controlled Disbursement Accounts shall be Security Accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Indebtedness.

(f) Costs of Collection. All service charges and costs related to the establishment and maintenance of the Security Accounts shall be the sole responsibility of Borrower, whether the same are incurred by Lender or Borrower. Borrower hereby indemnifies and holds Lender harmless from and against any loss or damage with respect to any deposits made in the Security Accounts which are dishonored or returned for any reason. If any deposits are dishonored or returned unpaid for any reason, Lender, in its sole discretion, may charge the amount thereof against the Cash Collateral Account or any other Security Account or other Deposit Account of Borrower. Lender shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of Lender, except losses or damages resulting from Lender’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction.

(g) Return of Funds. Upon the payment in full of the Indebtedness (other than continuing indemnification obligations) and the termination of any commitment to lend by Lender hereunder, (i) Lender’s security interests and other rights in funds in the Security Accounts shall terminate, (ii) all rights to such funds shall revert to Borrower, and (iii) Lender will, at Borrower’s expense, take such steps as Borrower may reasonably request to evidence the termination of such security interests and to effect the return to Borrower of such funds.

(h) Attorney-in-Fact to Endorse Documents. Lender, or Lender’s designated agent, is hereby constituted and appointed attorney-in-fact for Borrower with authority and power to endorse any and all instruments, documents, and chattel paper upon the failure of Borrower to do so. Such authority and power, being coupled with an interest, shall be (i) irrevocable until all of the Indebtedness is paid, (ii) exercisable by Lender at any time and without any request upon Borrower by Lender to so endorse, and (iii) exercisable in the name of Lender or Borrower. Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest, and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Lender shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto.

RECORD OF ADVANCES; APPLICATION OF COLLECTIONS.

(a) Maintenance of Record of Advances. Lender shall maintain records in respect of Borrower that shall reflect (i) the aggregate outstanding principal amount of Loans and accrued interest, and (ii) all other Indebtedness that shall have become payable hereunder (the “Advance Record”). Each entry by Lender in the Advance Record shall be, to the extent permitted by applicable law and absent manifest error, prima facie evidence of the data entered. Such entries by Lender shall not be a condition to Borrower’s obligation to repay the Indebtedness.

(b) Charges, Credits and Reports. Borrower hereby authorizes Lender to charge the Advance Record with all Loans and all other Indebtedness and other obligations of Borrower to Lender. The Advance Record will be credited in accordance with the provisions of this Agreement with all payments received by Lender directly from Borrower or otherwise for the account of Borrower pursuant to this Agreement.

Lender shall send Borrower monthly statements in accordance with Lender’s standard procedures. Any and all such periodic or other statements or reconciliations of the Advance Record shall be final, binding and conclusive upon Borrower in all respects, absent manifest error, unless Lender receives specific written objection thereto from Borrower within thirty (30) Business Days after such statements or reconciliation shall have been received by Borrower.

(c) Application of Specific Payments. Except for the crediting to the Advance Record of Collections deposited to the Cash Collateral Account as provided below, Borrower shall make all other payments to be made by Borrower under this Agreement with respect to the Indebtedness not later than 2:00 P.M. (Eastern time) on the day when due, without setoff, counterclaim, defense or deduction of any kind. Payments received after 2:00 P.M. (Eastern time) shall be deemed to have been received on the next Business Day. Prior to the occurrence of an Event of Default, Borrower may specify to Lender the Indebtedness to which such payment is to be applied. If Borrower does not specify an application for such payment or if an Event of Default has occurred, Lender shall apply such payment in its discretion.

(d) Crediting of Collections. For the purpose of calculating interest on the Indebtedness and determining the aggregate amount of Loans outstanding and the availability for additional Loans, all Collections shall be credited to the account of Borrower (as reflected in the Advance Record) on the next Business Day after the Business Day on which Lender has received notice of the deposit of the proceeds of such Collections into the Cash Collateral Account (including automated clearinghouse and federal wire transfers); provided that, immediately available funds shall be applied on the same Business Day. Collections shall be credited as follows: (i) first to any costs and expenses due under this Agreement, (ii) second to the Loans. From time to time, upon advance written notice to Borrower, Lender may adopt such additional or modified regulations and procedures as Lender may deem reasonable and appropriate with respect to the operation of the Cash Collateral Account and not substantially inconsistent with the terms of this Agreement.

(e) Application of Deposits in Cash Collateral Account. Deposits of Collections to the Cash Collateral Account shall be credited to the Advance Record of Borrower in accordance with subsection (d) above, and thereby reduce the principal outstanding on the Loans as Lender may choose, in its reasonable credit judgment.

8. Amendment to Unused Fee. The Third Amendment to Loan Agreement and Allonge to Promissory Note, dated August 9, 2005, by and between Borrower and Lender, is hereby amended to delete the Unused Line of Credit Fee section therefrom and to insert in place thereof the following:

UNUSED LINE OF CREDIT FEE. Borrower shall pay to Lender, as a consideration for the Lender’s commitment to lend under this Agreement, a commitment fee from the Seventh Amendment Effective Date through the Expiration Date, payable monthly, at a rate per annum equal to (a) one-eight percent (1/8%) per annum, multiplied by (b) (i) the average daily Maximum Revolving Amount in effect during such month, minus (ii) the average daily borrowings of Borrower under this Agreement during such month. The commitment fee shall be payable in arrears on the first Business Day of each calendar month, and on the Expiration Date.

9. Waiver of Specific Covenants. Borrower has notified Lender that Borrower has failed to comply with the Operating Cash Flow to Fixed Charge Ratio financial covenant set forth in the Financial Covenants section of the Loan Agreement for the period ending June 30, 2007 (the “Violation”). Borrower has requested that Lender waive the Default and Event of Default that exists solely by virtue of the Violation. Lender hereby waives the aforesaid Default and Event of Default on the conditions that, after giving effect to the terms of this Amendment, no Default or Event of Default shall exist under the Loan Agreement or any other Related Document as of the Seventh Amendment Effective Date. This Amendment shall serve as evidence of such waiver. Borrower agrees with Lender that (a) except with respect to the limited waiver granted herein specifically relating to the Violation, Lender shall not be under any obligation to forbear from exercising any of their rights or remedies upon the occurrence of any Default or Event of Default, and (b) Lender has not established any course of dealing with respect to such waiver or otherwise that is inconsistent with the express terms of the Loan Agreement and the other Related Documents.

10. Closing Items. Concurrently with the execution of this Amendment, Borrower shall:

(a) execute and deliver to Lender a replacement Note, in the principal amount of Eleven Million Dollars ($11,000,000), in the form of the attached Exhibit B;

(b) execute and deliver to Lender a replacement promissory note that evidences the Term Loan, in the principal amount of Four Million Dollars ($4,000,000), in the form of the attached Exhibit C;

(c) engage Emerald Technology Partners to prepare for Borrower an inventory appraisal in form and substance satisfactory Lender;

(d) engage a consultant selected by Borrower and acceptable to Lender, which engagement scope shall include (i) formal review and opinion on the business plan of Borrower, (ii) the development of a rolling cash flow forecast, in format acceptable to Lender, and (iii) an evaluation of potential for cost savings, integration issues and any other items as the Lender may require; and

(e) pay all legal fees and expenses of Lender in connection with this Amendment.

11. Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) except as waived herein, no Default or Event of Default exists under the Loan Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) Borrower is not aware of any claim or offset against, or defense or counterclaim to, Borrower’s obligations or liabilities under the Loan Agreement or any Related Document; and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

12. Waiver. Borrower, by signing below, hereby waives and releases Lender and its directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

13. References to Loan Agreement. Each reference that is made in the Loan Agreement or any Related Document shall hereafter be construed as a reference to the Loan Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Loan Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Related Document.

14. Confirmation of Amendments. This Amendment hereby confirms the continued effectiveness of all prior amendments to the Loan Agreement after the date hereof, irrespective of the replacement of the Note existing prior to the Seventh Amendment Effective Date and irrespective of the provision in such amendments regarding their attachment to such Note as allonges of such Note.

15. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

16. No Course of Dealing. Borrower acknowledges and agrees that this Amendment is not intended, nor shall it, establish any course of dealing with respect to the various provisions amended herein, or otherwise, between Borrower and Lender that is inconsistent with the express terms of the Related Documents.

17. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

18. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

19. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

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JURY TRIAL WAIVER. BORROWER AND LENDER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF LENDER TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER AND LENDER.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

PINNACLE DATA SYSTEMS, INC.

By:	/s/ Michael R. Sayre
Michael R. Sayre
President

KEYBANK NATIONAL ASSOCIATION

By:	/s/ John P. Dunn
John P. Dunn
Vice President

Signature Page to

Seventh Amendment Agreement

EXHIBIT A

FORM OF

BORROWING BASE CERTIFICATE

Borrowing Base Certificate	#

A/R & Inventory ($000)

Gross Accounts Receivable	Exhibit A	$ —
Less Ineligibles	Exhibit B	$ —
Eligible/Available Accounts Receivable		$ —	—	$—
Total Accounts Receivable Cap				$—
Gross Total Inventory	Exhibit C	$ —
Less Ineligibles	Exhibit C	$ —
Eligible/Available Raw Material Inventory		$ —	—	$—
Inventory Cap				$—
Total Available Inventory				$—
Other Collateral ($000)

Special Advance		$ —	—	$—
Less Term Loan		$ —	—	$—

Availability Calculation ($000)

Total Available Collateral to Borrow Against				$—
Line of Credit Cap				$—
Less Reserve for Letters Of Credit				$—
Total Available (Lesser of Available Collateral or Line Cap minus reserve)				$—

Loan Balance Calculation (actual $’s)

Beginning Loan Balance Per Prior BC #		@		$—
Less Collections :
	Date :			$—
	Date :			$—
	Date :			$—
	Date :			$—
	Total Collections:			$—
Plus : Loan Advance Requested This Certificate				$—
New Loan Balance				$—

Ending Availability (actual $’s)

Availability/(Overadvance) (New Loan Balance less Available Collateral)				$—

For the purpose of inducing KeyBank to grant loans to the undersigned pursuant to the Credit and Security Agreement between the parties dated                     , I hereby certify that the following Borrowing Base Certificate and attached Exhibits A through D are true and correct in all respects and the collateral available for such loans represents acceptable accounts and inventory in accordance with said Credit and Security Agreement.

Company Name :
Authorized Signature :	Date :

Exhibit B

Form of

PROMISSORY NOTE

(Revolver)

Borrower:	PINNACLE DATA SYSTEMS, INC.	Lender:	KeyBank National Association
	6600 Port Road		127 Public Square
	Groveport, OH 43125		Cleveland, Ohio 44114

Principal Amount: $11,000,000.00	Maturity: 05-15-2008	Date of Note: August 13, 2007

PROMISE TO PAY. PINNACLE DATA SYSTEMS, INC. (“Borrower”) promises to pay to KeyBank National Association (“Lender”), or order , in lawful money of the United States of America, the principal amount of : Eleven Million & 00/100 Dollars ($11,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on May 15, 2008. In addition. Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 1, 2007 with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. The annual interest rate for this Note is computed on the 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days of the principal balance outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate announced by Lender (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan. Lender may designate a substitute index after notifying Borrower. Lender will tell borrower the current index rate upon Borrower’s request. The interest rate change will not occur more often than each day that the index changes. The interest rate will change automatically and correspondingly on the date of each announced change of the Index by the Lender. Borrower understands that Lender may make loans based on other rates as well.

NOTICE:    Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or the portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due . Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owned to a Lender. All written communications concerning disputed amounts, including any check or other any payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114.

LATE CHARGE. If a payment is 10 days or more late. Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $50.00 whichever is greater.

INTEREST AFTER DEFAULT. Upon default including failure to pay upon final maturity. Lender, at its option, any, if permitted under applicable law, increases the variable interest rate on this Note to 3.000 percentage points over the index. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant, or condition contained in any other agreement between Lender and Borrower.

Default in favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor, or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligation under this note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either new or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession, or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount, determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Loan No:10001	PROMISSORY NOTE (Continued)	Page 2

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid Interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunctions, and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Ohio. This Note has been accepted by Lender in the State of Ohio.

CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by Lender, to appear in any court of record and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full. Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on behalf of Borrower in confessing judgment against Borrower while such attorney is retained by Lender. Borrower expressly consents to such attorney acting for Borrower in confessing judgment.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. The following person currently is authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of his or her authority: Michael R. Sayre, Executive Vice President of PINNACLE DATA SYSTEMS, INC. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

LIBOR OVERNIGHT. An exhibit, titled “LIBOR Overnight Exhibit”, is attached to this Note and by this reference is made a part of this Note just as it all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower and Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect”), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the state of Ohio (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether

Loan No:10001	PROMISSORY NOTE (Continued)	Page 3

as maker, guarantor, accommodation maker or endorser, shall be released form liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the constant of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

NOTICE: FOR THIS NOTICE “YOU” MEANS THE BORROWER AND “CREDITOR” AND “HIS” MEANS LENDER.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

PINNACLE DATA SYSTEMS, INC.

By:	/s/ Michael R. Sayre

EXHIBIT A

LIBOR OVERNIGHT EXHIBIT

1. DEFINITIONS: For the purposes of this Addendum, the following definitions will apply:

“Business Day” means a day on which dealings are carried on in the London interbank Eurodollar market;

“LIBOR Interest Period” means the period commencing on the date an advance bearing interest at the LIBOR Rate is made, continued, or converted and continuing overnight, with successive periods commencing daily thereafter;

“LIBOR Rate” means the rate per annum calculated by the Lender in good faith, which Lender determines with reference to the rate per annum (rounded upwards to the next higher whole multiple of 1/16th if such rate is not such a multiple) at which deposits in United States dollars are offered by prime banks in the London interbank Eurodollar market two Business Days prior to the day on which such rate is calculated by the Lender, in an amount comparable to the amount of such advance and with a maturity equal to the LIBOR Interest Period;

“LIBOR Reserve Requirements” means, for any advance bearing interest at the LIBOR Rate, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including “Eurocurrency liabilities” (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the term of such advance;

“Margin” means two and forty-five one hundredths percent (2.45%);

“Note Rate” means the interest rate provided for in the Note based on the Lender’s Prime Rate (as defined in the Note).

2. INTEREST RATE. Notwithstanding anything contained in the Note to the contrary, advances under the Note shall bear interest, at the election of Borrower, at either the Prime rate or the fixed rate of interest equal to the LIBOR Rate plus the Margin for the duration of a LIBOR Interest Period; and provided further that no LIBOR Interest Period may extend beyond the maturity date of the Note. Upon the expiration of the initial LIBOR Interest Period, Borrower may elect a new LIBOR Rate or the Note Rate. If Borrower fails to make an election, the advances will bear interest at the LIBOR Rate plus the Margin for consecutive LIBOR Interest Periods until an election is made. During any LIBOR Interest Period, Borrower shall continue to make interest payments as required by the Note.

3. INCREASED COSTS. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increased in the cost to Lender of making, funding, maintaining, or allocating capital to any advance bearing interest at the LIBOR rate, including a change in LIBOR Reserve Requirements, then Borrower shall, from time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost.

4. ILLEGALITY. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful to make, fund, or maintain any advance at the LIBOR Rate, then Lender’s obligation to make, fund, or maintain ay such advance shall terminate and each affected outstanding advance shall be converted to the Note Rate on the earlier of the termination date for each LIBOR Interest Period or the date the making, funding, or maintaining of each such advance becomes unlawful.

Exhibit C

Form of

PROMISSORY NOTE

(Term)

Borrower:	Pinnacle Data Systems, Inc.	Lender:	KeyBank National Association
	6600 Port Road		127 Public Square
	Groveport, OH 43125		Cleveland, Ohio 44114

Principal Amount: $4,000,000.00	Maturity: 11-15-07	Date of Note: August 13, 2007

PROMISE TO PAY- Pinnacle Data Systems, Inc. (“Borrower”) promises to pay to KeyBank National Association (“Lender”), or order, in lawful money of the United States of America, the principal amount of Four Million & 00/100 Dollars ($4,000,000.00), together with interest on the unpaid principal balance from August 13, 2007, until paid in full.

PAYMENT. Borrower will pay this loan in one principal payment of $4,000,000.00 plus interest on November 15, 2007. This payment due on November 15, 2007, will be for all principal and all accrued interest not yet paid. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 1, 2007, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate announced by Lender (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each day that the Index changes. The interest rate will change automatically and correspondingly on the date of each announced change of the Index by Lender. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 8.25% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.250 percentage points under the Index, resulting in an initial rate of 8.00% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $50.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note 3.000 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or Insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceeding, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Loan No:3	PROMISSORY NOTE (Continued)	Page 2

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to permit the guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure required more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEY’S FEES: EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Ohio without regard to its conflicts of law provisions. This note has been accepted by Lender in the State of Ohio.

CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by Lender, to appear in any court of record and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due; attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full. Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on behalf of Borrower in confessing judgment against Borrower while such attorney is retained by Lender. Borrower expressly consents to such attorney acting for Borrower in confessing judgment.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any parts of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge to collect”), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Ohio (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and to take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

Loan No:3	PROMISSORY NOTE (Continued)	Page 3

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

NOTICE: FOR THIS NOTICE “YOU” MEANS THE BORROWER AND “CREDITOR” AND “HIS” MEANS LENDER.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGEMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

PINNACLE DATA SYSTEMS, INC.

By:	/s/ Michael R. Sayre

SCHEDULE 1

THIRD PARTY LOCATIONS

1.	TT Apsco International

3700 Lane Road

Perry, Ohio 44081

2.	Inservco, Inc.

110 Commerce Drive

LaGrange, Ohio 44050

3.	Spectra-Tech Manufacturing, Inc.

4013 Borman Drive

Batavia, Ohio 45103

4.	DLS Electronic Systems

1250 Peterson Drive

Wheeling, IL 60090

5.	Curtis Wright Controls Embedded Computing

Cambridge House, No 2 Focus Four

Fourth Avenue, Letchworth

Garden City, Herts United Kingdom SG6 2TU

6.	Ceja Manufacturing

25 Flower Street

Arcadia, CA 91006

7.	Rapid Manufacturing

1044 West Grove Avenue

Orange, CA 92865

8.	Quality Fabrication,

9631 Irondale Avenue

Chatsworth, CA 91311

9.	Astronic

19641 Da Vinci

Foothill Ranch, CA 92610

S-1